ISI FUNDS
                            FUND ACCOUNTING AGREEMENT


         AGREEMENT made as of the 24th day of May, 2002, by and between each of ISI Strategy Fund, Inc., Managed Municipal Fund, Inc., North American Government Bond Fund, Inc. and Total Return US Treasury Fund, Inc. (each a "Company"), corporations organized under the laws of the State of Maryland, with their principal office and place of business at 535 Madison Avenue, 30th Floor, New York, NY 10022, and Forum Accounting Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portland, Maine 04101 ("Forum").

         WHEREAS, each Company is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue its shares of beneficial interest (the "Shares"), in separate series and classes; and

         WHEREAS, each Company offers shares in various series as listed in Appendix A hereto (each such series, together with all other series subsequently established by each Company and made subject to this Agreement in accordance with Section 6, being herein referred to as a "Fund," and collectively as the "Funds") and each Company offers or may in the future offer shares of various classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by each Company in a Fund being herein referred to as a "Class," and collectively as the "Classes");

         WHEREAS,   each  Company   desires  that  Forum  perform  certain  fund
accounting services for each Fund and Class thereof and Forum is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, each Company and Forum hereby agree as follows:

         SECTION 1.  APPOINTMENT; DELIVERY OF DOCUMENTS

         (a) Each Company hereby appoints Forum, and Forum hereby agrees, to act as fund accountant of each Company for the period and on the terms set forth in this Agreement.


         (b) In connection therewith, each Company has delivered to Forum copies of: (i) its Articles of Incorporation and Bylaws (collectively, as amended from time to time, "Organic Documents"); (ii) its Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the 1940 Act (the "Registration Statement"); (iii) the current
Prospectus and Statement of Additional Information of each of its Funds (collectively, as currently in effect and as amended or supplemented, the "Prospectus"); (iv) each plan of distribution or similar document adopted by it under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by it ("Service Plan"); and (v) all procedures adopted by it with respect to the Funds, and shall promptly furnish Forum with all amendments of or supplements to the foregoing. Each Company shall deliver to Forum a certified copy of the resolution of its Board of Directors (the "Board") appointing Forum and authorizing the execution and delivery of this Agreement.


         SECTION 2.  DUTIES OF FORUM


         (a) Forum and each Company's administrator, Forum Administrative Services, LLC. (the "Administrator"), may from time to time adopt such procedures as they agree upon to implement the terms of this Section. With respect to each Fund and its Company, Forum shall:

         (i) calculate the net asset value per share ("NAV") with the frequency prescribed in the Fund's then-current Prospectus;

         (ii) calculate each item of income, deduction, credit, gain and loss, if any, and process each Fund's stated expense ratio as required by the Company and in conformance with generally accepted accounting practice ("GAAP"), the SEC's Regulation S-X (or any successor regulation) and the Internal Revenue Code of 1986, as amended (or any successor laws)(the "Code");

         (iii) maintain the Fund's general ledger and record all income, gross expenses, capital share activity and security transactions of each Fund;

         (iv) calculate the "SEC yield" and money market fund seven day yields for the Fund, and each Class thereof, as applicable;

         (v) provide the Company and such other persons as the Administrator may direct with the following reports (A) Key Numbers Summary, (B) trial balance, (C) current security position report by tax lot, (D) security position report by security identifier, (E) stale pricing and (F) cash position and projection report;

         (vi) prepare and record once daily, as of the time when the NAV of the Fund is calculated or at such other time as otherwise directed by the Company, either (A) a valuation of the assets of the Fund (unless otherwise specified in or in accordance with this Agreement, based upon the use of outside services normally used and contracted for this purpose by Forum in the case of securities for which information and market price or yield quotations are readily available and based upon evaluations conducted in accordance with the instructions of the Company in the case of all other assets) or (B) a calculation confirming that the market value of the Fund's assets does not deviate from the amortized cost value of those assets by more than a specified percentage;

         (vii) make such adjustments over such periods, as the Administrator deems necessary to reflect over-accruals or under-accruals of estimated expenses or income;

         (viii) provide appropriate records to assist the Company's independent accountants and, upon approval of the Company or the Administrator, any regulatory body in any requested review of the Company's books and records maintained by Forum;

         (ix) provide information typically supplied in the investment company industry to the transfer agent for the Fund;

         (x) transmit the NAVs and dividend factors of the Fund to the Administrator and to those persons designated by the Administrator in writing either by internet e-mail or facsimile transmission, as designated by the Administrator;

         (xi) provide the Company or the Administrator with the data requested by the Company or the Administrator that is required to update the Registration Statement;

         (xii) provide the Company or its independent accountants the data requested with respect to the preparation of the Company's income, excise and other tax returns;

         (xiii) provide the Company or its independent accountants with unadjusted Fund data directly from Forum's portfolio accounting system for any Fund business day and other data reasonably requested for the preparation of each Company's semi-annual financial statements;

         (xiv) process all distributions as directed in writing by the Company or the Administrator;

         (xv) transmit to and receive from the Fund's transfer agent appropriate data to reconcile daily Shares outstanding and other data with the transfer agent;

         (xvi) reconcile cash daily and reconcile security identifier, units, maturities and rates at least monthly with the Fund's custodian;


         (xvii) verify investment trade tickets when received from an investment adviser and maintain individual ledgers and historical tax lots for each security; and


         (xviii) perform such other recordkeeping, reporting and other tasks as may be specified from time to time by the Company or the Administrator in the procedures adopted by the Board pursuant to mutually acceptable compensation and implementation agreements.


         (b) Forum shall prepare and maintain on behalf of each Company the following books and records of each Fund, and each Class thereof, pursuant to Rule 31a-1 under the 1940 Act (the "Rule"):

         (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

         (ii) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, as required by subsection (b)(2) of the Rule (but not including the ledgers required by subsection (b)(2)(iv) of the Rule);

         (iii) A record of each brokerage order given by or on behalf of each Company for, or in connection with, the purchase or sale of securities, whether executed or not, and all other portfolio purchases or sales, as required by subsections (b)(5) and (b)(6) of the Rule;


         (iv) A record of all options, if any, in which each Fund has any direct or indirect interest or which each Fund has granted or guaranteed and a record of any contractual commitments to purchase, sell, receive or deliver any property, as required by subsection (b)(7) of the Rule;


         (v) A monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule; and

         (vi) Other records required by the Rule or any successor rule or pursuant to interpretations thereof to be kept by open-end management investment companies, but limited to those provisions of the Rule applicable to portfolio transactions and as agreed upon between the parties hereto.


         (c) The books and records prepared and maintained pursuant to Section 2(b) shall be prepared and maintained in such form, for such periods and in such locations as may be required by the 1940 Act. The books and records pertaining to each Company that are in possession of Forum shall be the property of that Company. The applicable Company, the Administrator, or their authorized representatives shall have access to such books and records at all times during Forum's normal business hours. Upon the reasonable request of a Company or the Administrator, copies of any such books and records shall be provided promptly by Forum to the Company or the Company's authorized representatives at the Company's expense. In the event a Company designates a successor that shall assume any of Forum's obligations hereunder, Forum shall, at the expense and direction of the Company, transfer to such successor all relevant books, records and other data established or maintained by Forum under this Agreement.

         (d) Nothing contained herein shall be construed to require Forum to perform any service that could cause Forum to be deemed an investment adviser for purposes of the 1940 Act or the Investment Advisers Act of 1940, as amended, or that could cause a Fund to act in contravention of the Fund's Prospectus or any provision of the 1940 Act. Except as otherwise specifically provided herein, each Company assumes all responsibility for ensuring that it complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Company. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

         SECTION 3.  STANDARD OF CARE; LIMITATION OF LIABILITY; INDEMNIFICATION


         (a) Forum shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Forum in writing. Forum shall use its best judgment and efforts in rendering the services described in this Agreement. Forum shall not be liable to a Company or any of each its shareholders for any action or inaction of Forum relating to any event whatsoever in the absence of bad faith, willful misfeasance or gross negligence in the performance of Forum's duties or obligations under this Agreement or by reason of Forum's reckless disregard of its duties and obligations under this Agreement.

         (b) Each Company agrees to indemnify and hold harmless Forum, its employees, agents, directors, officers and managers and any person who controls Forum within the meaning of section 15 of the Securities Act or section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), ("Forum Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Forum's actions taken or failures to act with respect to a Fund of that Company that are consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in
Section 3(d) (a "Forum Claim"). Each Company shall not be required to indemnify any Forum Indemnitee if, prior to confessing any Forum Claim against the Forum Indemnitee, Forum or the Forum Indemnitee does not give the Company written notice of and reasonable opportunity to defend against the Forum Claim in its own name or in the name of the Forum Indemnitee.

         (c) Forum agrees to indemnify and hold harmless each Company, its employees, agents, directors, officers and managers ("Company Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to
(i) Forum's actions taken or failures to act with respect to a Fund of that Company that are not consistent with the standard of care set forth in Section 3(a) or based, if applicable, on good faith reliance upon an item described in
Section 3(d), or (ii) any breach of Forum's representation set forth in Section 13 (a "Company Claim"). Forum shall not be required to indemnify any Company Indemnitee if, prior to confessing any Company Claim against the Company Indemnitee, the Company or the Company Indemnitee does not give Forum written notice of and reasonable opportunity to defend against the Company Claim in its own name or in the name of the Company Indemnitee.


         (d) A Forum Indemnitee shall not be liable for any action taken or failure to act in good faith reliance upon:


         (i) the advice of the applicable Company or of counsel, who may be counsel to the Company or counsel to Forum;


         (ii) any oral instruction which it receives and which it reasonably believes in good faith was transmitted by a person or persons authorized by the Board or by the

         Administrator to give such oral instruction. Provided that Forum has such reasonable belief, Forum shall have no duty or obligation to make any inquiry or effort of certification of such oral instruction;

         (iii) any written instruction or certified copy of any resolution of the Board, and Forum may rely upon the genuineness of any such document or copy thereof reasonably believed in good faith by Forum to have been validly executed; or


         (iv) any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other document reasonably believed in good faith by Forum to be genuine and to have been signed or presented by the applicable Company or other proper party or parties;


and no Forum Indemnitee shall be under any duty or obligation to inquire into the validity or invalidity or authority or lack thereof of any statement, oral or written instruction, resolution, signature, request, letter of transmittal, certificate, opinion of counsel, instrument, report, notice, consent, order, or any other document or instrument which Forum reasonably believes in good faith to be genuine.


         (e) Forum shall not be liable for the errors of other service providers to the applicable Company or their systems, including the errors of pricing services (other than to pursue all reasonable claims against the pricing service based on the pricing services' standard contracts entered into by Forum) and errors in information provided by an investment adviser (including prices and pricing formulas and the untimely transmission of trade information), custodian or transfer agent to the applicable Company.


         (f) Subject to Section 3(a) of this Agreement, Forum shall reimburse each applicable Fund for any net losses to the Fund during each NAV Error Period resulting from an NAV Difference that is at least 1/10 of 1% but that is less than 1/2 of 1%. Forum shall reimburse the Fund on its own behalf and on behalf of each Fund shareholder for any losses experienced by the Fund or any Fund shareholder, as applicable, during each NAV Error Period resulting from an NAV Difference that is at least 1/2 of 1%; PROVIDED, HOWEVER, that Forum shall not be responsible for reimbursing any Fund with respect to any shareholder that experiences an aggregate loss during any NAV Error Period of less than $10.

         (g) For purposes of this Agreement: (i) the NAV Difference shall mean the difference between the NAV at which a shareholder purchase or redemption should have been effected ("Recalculated NAV") and the NAV at which the purchase or redemption is effected divided by Recalculated NAV; (ii) NAV Error Period shall mean any Fund business day or series of two or more consecutive Fund business days during which an NAV Difference of 1/10 of 1% or more exists; (iii) NAV Differences and any Forum liability therefrom are to be calculated each time a Fund's (or Class's) NAV is calculated; (iv) in calculating any amount for which Forum would otherwise be liable under this Agreement for a particular NAV error, Fund (or Class) losses and gains shall be netted; and (v) in calculating any amount for which Forum would otherwise be liable under this Agreement for a particular NAV error that continues for a period covering more than one NAV determination, Fund (or Class) losses and gains for the period shall be netted.

         SECTION 4.  REPRESENTATIONS AND WARRANTIES

         (a)    Forum represents and warrants to each Company that:

         (i) It is a limited liability company duly organized and existing and in good standing under the laws of the State of Delaware;

         (ii) It is duly qualified to carry on its business in the State of Maine;

         (iii) It is empowered under applicable laws and by its Operating Agreement to enter into this Agreement and perform its duties under this Agreement;

         (iv) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (v) It has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and

         (vi) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of Forum, enforceable against Forum in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (b)    Each Company represents and warrants to Forum that:

         (i) It is a corporation duly organized and existing and in good standing under the laws of Maryland;

         (ii) It is empowered under applicable laws and by its Organic Documents to enter into this Agreement and perform its duties under this Agreement;

         (iii) All requisite corporate proceedings have been taken to authorize it to enter into this Agreement and perform its duties under this Agreement;

         (iv) It is an open-end management investment company registered under the 1940 Act;


         (v) This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and


         (vi) A registration statement under the Securities Act is currently effective and will remain effective, and appropriate State securities law filings have been made and will continue to be made, with respect to all Shares of the Funds and Classes of each Company being offered for sale.

         SECTION 5.  COMPENSATION AND EXPENSES


         (a) In consideration of the services provided by Forum pursuant to this Agreement, each Company shall pay Forum, with respect to each of its Funds, the fees set forth in clauses (i) and (ii) of Appendix B hereto.

         All fees payable hereunder shall be accrued daily by each Company. The fees listed in clauses (i) and (ii) of Appendix B hereto shall be payable monthly in arrears on the first day of each calendar month for services performed during the preceding calendar month. If fees payable for the services listed in clauses (i) and (ii) begin to accrue in the middle of a month or if this Agreement terminates before the end of any month, all fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion that the period bears to the full month in which the effectiveness or termination occurs. Upon the termination of this Agreement with respect to a Fund, the applicable Company shall pay to Forum such compensation as shall be payable prior to the effective date of termination.

         (b) In connection with the services provided by Forum pursuant to this Agreement, each Company, on behalf of each of its Funds, agrees to reimburse Forum for the expenses set forth in Clause (iii) of Appendix B hereto. Reimbursements shall be payable as incurred. In addition, each Company, on behalf of the applicable Fund, shall reimburse Forum for all reasonably incurred expenses and employee time (at 150% of salary) attributable to any review of each Company's accounts and records by each Company's independent accountants or any regulatory body outside of routine and normal periodic reviews. Should a Company exercise its right to terminate this Agreement, the Company, on behalf of the applicable Fund, shall reimburse Forum for all reasonably incurred out-of-pocket expenses and employee time (at 150% of salary) associated with the copying and movement of records and material to any successor person and providing assistance to any successor person in the establishment of the accounts and records necessary to carry out the successor's responsibilities; PROVIDED, HOWEVER, that the Company shall not be required to reimburse Forum for its employees' time as set forth above in the event this Agreement is terminated
(i) because Forum has breached its standard of care set forth in Section 3(a) in connection with one of its material obligations under this Agreement or (ii) after May 25, 2005.

         (c) Forum may, with respect to questions of law relating to its services hereunder, apply to and obtain the advice and opinion of counsel to the applicable Company or counsel to Forum; PROVIDED, HOWEVER, that Forum shall in all cases first reasonably attempt to apply to and obtain the advice and opinion of in-house counsel to the Administrator. The costs of any such advice or opinion shall be borne by the applicable Company.


         SECTION 6.  EFFECTIVENESS, DURATION, TERMINATION AND ASSIGNMENT

         (a) This Agreement shall become effective with respect to each Fund or Class on the earlier of the date on which the applicable Company's Registration Statement relating to the Shares of the Fund or Class becomes effective or the date of the commencement of operations of the Fund or Class. Upon effectiveness of this Agreement, it shall supersede all previous agreements between the parties hereto covering the subject matter hereof insofar as such Agreement may have been deemed to relate to the Funds.


         (b) This Agreement shall continue in effect with respect to a Fund until terminated.


         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty (i) by the applicable Board on 60 days' written notice to Forum or (ii) by Forum on 60 days' written notice to the applicable Company.


         (d) This Agreement may be terminated with respect to a Fund at any time where the other party has materially breached any of its obligations hereunder including, with respect to Forum, the failure by Forum to act consistently with the standard of care set forth in Section 3(a). Termination pursuant to this subsection shall not be effective less than thirty (30) days after written notice thereof from the non-breaching party, which termination notice shall describe the breach; PROVIDED, HOWEVER, that no such termination shall be effective if, with respect to any breach that is capable of being cured, within such thirty (30) day period the breaching party has cured such breach to the reasonable satisfaction of the non-breaching party.

         (e)  The provisions of Sections 2(c), 3, 5, 6(d),  6(e),  8, 9, 10, 12,
and 13 shall survive any termination of this Agreement.


         (f) Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by any party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. Forum may, without further consent on the part of any Company, (i) assign this agreement to any affiliate of Forum or (ii) subcontract for the performance hereof with any entity, including an affiliate of Forum; PROVIDED HOWEVER, that Forum shall be as fully responsible to the applicable Company for the acts and omissions of any subcontractor as Forum is for its own acts and omissions.


         SECTION 7.  ADDITIONAL FUNDS AND CLASSES


         In the event that a Company establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement. Forum or the applicable Company may elect not to make any such series or classes subject to this Agreement.


         SECTION 8.  CONFIDENTIALITY


         Forum agrees to treat all records and other information related to each Company as proprietary information of the Company and, on behalf of itself and its employees, to keep confidential all such information, except that Forum may

         (a) prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

         (b) provide information typically supplied in the investment company industry to companies that track or report price, performance or other information regarding investment companies; and


         (c) release such other information as approved by the Company, which approval shall not be unreasonably withheld and may not be withheld where Forum is advised by counsel that it may be exposed to civil or criminal contempt proceedings for failure to release the information (PROVIDED, HOWEVER, that Forum shall seek the approval of the Company as promptly as possible so as to enable the Company to pursue such legal or other action as it may desire to prevent the release of such information) or when so requested by the Company.


         SECTION 9.  FORCE MAJEURE

         Forum shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

         SECTION 10.  ACTIVITIES OF FORUM


         (a) Except to the extent necessary to perform Forum's obligations under this Agreement, nothing herein shall be deemed to limit or restrict Forum's right, or the right of any of Forum's managers, officers or employees who also may be a director, officer or employee of a Company, or persons who are otherwise affiliated persons of a Company, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) Forum may subcontract any or all of its functions or responsibilities pursuant to this Agreement to one or more persons, who may be affiliated persons of Forum, who agree to comply with the terms of this Agreement; PROVIDED, that any such subcontracting shall not relieve Forum of its responsibilities hereunder. Forum may pay those persons for their services, but no such payment will increase Forum's compensation or reimbursement of expenses from a Company.


         SECTION 11.  COOPERATION WITH INDEPENDENT ACCOUNTANTS

         Forum shall cooperate, if applicable, with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

         SECTION 12.  LIMITATION OF SHAREHOLDER AND DIRECTOR LIABILITY


         No Company shall be liable for the obligations of any other Company under this Agreement. The Directors of each Company and the shareholders of each Fund shall not be liable for any obligations of the Company or of the Funds under this Agreement, and Forum agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Company or the Fund to which Forum's rights or claims relate in settlement of such rights or claims, and not to the Directors of the Company or the shareholders of the Funds.


         SECTION 13.  MISCELLANEOUS


         (a) No party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement.

         (b) Except for Appendix A to add new Funds and Classes in accordance with Section 7, no provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed the applicable Company and Forum.


         (c) This Agreement shall be governed by, and the provisions of this Agreement shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

         (d) This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.


         (e) This Agreement may be executed by all parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.


         (f) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid. This Agreement shall be construed as if drafted jointly by Forum and each Company and no presumptions shall arise favoring any party by virtue of authorship of any provision of this Agreement.

         (g) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (h) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (i) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of each Company are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

         (j) Nothing contained in this Agreement is intended to or shall require Forum, in any capacity hereunder, to perform any functions or duties on any day other than a Fund business day. Functions or duties normally scheduled to be performed on any day which is not a Fund business day shall be performed on, and as of, the next Fund business day, unless otherwise required by law.

         (k) No affiliated person, employee, agent, director, officer or manager of Forum shall be liable at law or in equity for Forum's obligations under this Agreement.

         (l) Each of the undersigned warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof and each party hereto warrants and represents that this Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the party, enforceable against the party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

         (m) The term "affiliated person" shall have the meaning ascribed thereto in the 1940 Act.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                                       ISI STRATEGY FUND, INC.


                                       By:
                                          -------------------------------------

                                               R. Alan Medaugh

                                                  President

                                       MANAGED MUNICIPAL FUND, INC.


                                       By:
                                          -------------------------------------

                                               R. Alan Medaugh

                                                  President

                                       NORTH AMERICAN GOVERNMENT BOND FUND, INC.


                                       By:
                                          -------------------------------------

                                               R. Alan Medaugh

                                                  President

                                       TOTAL RETURN US TREASURY FUND, INC.


                                       By:
                                          -------------------------------------

                                               R. Alan Medaugh

                                                  President

                                       FORUM ACCOUNTING SERVICES, LLC


                                       By:
                                          -------------------------------------
                                               Stacey E. Hong
                                                  Director

                                    ISI FUNDS
                            FUND ACCOUNTING AGREEMENT

                                   APPENDIX A

                       FUNDS AND CLASSES OF THE COMPANIES

--------------------------------------------- ------------------------------------------- ----------------------------------
                  COMPANY                                       FUNDS                                  CLASSES
--------------------------------------------- ------------------------------------------- ----------------------------------

ISI Strategy Fund, Inc.                       ISI Strategy Fund                           Single class
--------------------------------------------- ------------------------------------------- ----------------------------------

Managed Municipal Fund, Inc.                  Managed Municipal Fund                      Single class
--------------------------------------------- ------------------------------------------- ----------------------------------

North American Government Bond Fund, Inc.     North American Government Bond Fund         Single class
--------------------------------------------- ------------------------------------------- ----------------------------------

Total Return US Treasury Fund, Inc.           Total Return US Treasury Fund               Single class
--------------------------------------------- ------------------------------------------- ----------------------------------


                                      -A1-

                                    ISI FUNDS
                            FUND ACCOUNTING AGREEMENT

                                   APPENDIX B

                                FEES AND EXPENSES

(I)    BASE FEE:

       $4,167 per month per domestic Fund.
       $5,417 per month per global/international Fund.
       $750 per month per additional share class per Fund.

(II)   ASSET CHARGES AS AN ANNUALIZED PERCENTAGE OF DAILY NET ASSETS:

       0.0025% (1/4 basis point) on fund assets.

(III)  OUT OF POCKET AND RELATED EXPENSES:

       Each Company, on behalf of the applicable Fund, shall reimburse Forum for all out-of-pocket and ancillary expenses in providing the services described in this Agreement, including but not limited to the cost of (or appropriate share of the cost of): (i) pricing, paydown, corporate action, credit and other reporting services, (ii) taxes, (iii) postage and delivery services, (iv) communication services, (v) reproduction,
       (vi) printing, typesetting and distributing financial statements, (vii) record storage, imaging, microfilm and microfiche, and (viii) travel requested by the Company. In addition, any other expenses incurred by Forum with respect to compliance by a Company with any new laws or regulations that come into effect after the date of the Agreement, or incurred by Forum at the request or with the consent of a Company, will be reimbursed by the applicable Company on behalf of the applicable Fund.


                                      -B1-